SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

____________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15 (d) OF THE
SECURITES EXCHANGE ACT of 1934

February 19,2004    ______________________________________________

(Date of Report – date of earliest event reported)

First Albany Companies Inc._____________________________________

(Exact name of registrant as specified in its charter)

New York________________________0-14140_________22-2655804______

(State of Other Jurisdiction of Incorporation)    (Commission File Number)

IRS Employer Identification No.)

30 South Pearl Street, Albany, New York  12207__________________

(Address of Principal Executive Offices)

(Zip Code)

(518) 447-8500__________________________________________________

(Registrant’s telephone number, including area code)

________________________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Item 5.

Other Events and Required FD Disclosure

On February 19, 2004, First Albany Companies Inc. issued a press release announcing that it has reached an agreement to acquire Descap Securities, Inc.  The acquisition will be primarily funded through a term loan of $20 million funded by KeyBank.  A copy of such press release is attached hereto as Exhibit 99.1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Albany Companies Inc.

Dated: 2/18/04

/S/ STEVEN R. JENKINS

Steven R. Jenkins

Chief Financial Officer